SECURITIES AND EXCHANGE COMMISSION


                     WASHINGTON, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 1998


                    THE HERTZ CORPORATION
      (Exact name of registrant as specified in its charter)


       Delaware                   1-7541         13-1938568
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)


225 Brae Boulevard, Park Ridge, New Jersey            07656-0713
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (201) 307-2000



                         Not Applicable
  (Former name or former address, if changed since last report)




                       Page 1 of 7  pages.
                The Exhibit Index is on page  3 .

Item 5. Other Events.

   On January 26, 1998, The Hertz Corporation issued a press release with respect to its fourth quarter and full year 1997 earnings.

   A copy of such press release is attached as Exhibit 99 hereto and incorporated herein by reference.


Item 7. Financial Statements and Exhibits.


   (c)  EXHIBITS.

       The following Exhibit is filed as part of this Report.

       (99) Press release relating to The Hertz Corporation's fourth quarter and full year 1997 earnings.



                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE HERTZ CORPORATION
                                         (Registrant)



                          By:   /s/ Richard J. Foti
                                 Richard J. Foti
                                 Staff Vice President
                                     and Controller
                                 (Principal Accounting Officer)

Dated:  January 28, 1998



                          Exhibit Index




Exhibit No.                  Description                  Page


     (99)          Press release relating to The          4 - 7
                   Hertz Corporation's fourth
                   quarter and full year 1997
                   earnings.

FOR IMMEDIATE RELEASE      CONTACT: Financial - Lauren S. Babus
                                    201-307-2100
                                    Press - Joe Russo
                                    201-307-2486


HERTZ REPORTS ANOTHER RECORD YEAR WITH  97 EARNINGS UP 27%


PARK RIDGE, NJ, January 26, 1998 - The Hertz Corporation (NYSE: HRZ), the world's largest car rental company and the largest industrial and construction equipment rental business in the U.S., reported record earnings for 1997 of $201.6 million or $1.86 per share, up 27% from 1996 earnings of $158.6 million or $1.46 per share on a diluted basis. Excluding a one-time favorable tax adjustment of $13.9 million in 1996, the earnings increase would have been 39%.

For Hertz, this is the sixth consecutive year of record revenue and the fourth consecutive year of record after tax earnings.

For the fourth quarter 1997, net earnings were $34.6 million, or 32 cents per share on a diluted basis. As a consequence of the prior year's tax adjustment, 1997 earnings were slightly lower than 1996 earnings of $36.1 million or 33 cents per share. Excluding this one-time benefit, Hertz would have had a record fourth quarter with net income increasing by 56%. The increase for

HERTZ FOURTH QUARTER EARNINGS - 2
the fourth quarter reflected the continuing upward pricing movement in the U.S. car rental market.

Hertz achieved record revenues in 1997 of $3.9 billion, up 6.1% from 1996. Before the impact of changes in foreign exchange rates, the revenue increase would have been approximately $300 million, or 8% growth over the prior year.

In 1997, domestic car rental operations reported record revenue of $2.5 billion, up almost 10% over the prior year.

International car rental and leasing generated revenue of $890 million in 1997, a 5% decline versus 1996. Before the impact of changes in foreign exchange rates, and adjusted for the franchising of Denmark and Norway, which had been corporately owned, revenue would have been approximately 5% higher than in 1996.

Hertz' industrial and construction equipment rental operations produced record revenue of $444.6 million for 1997, a 13.3% increase over 1996. The increase was due to the opening of 20 new locations in the United States, increased volume at existing locations, and continued expansion into the industrial equipment rental market.

HERTZ FOURTH QUARTER EARNINGS - 3

In the fourth quarter 1997, domestic rental car revenue was $600 million, up 9% from fourth quarter 1996. Fourth quarter revenue from international car rental and leasing operations was $202 million, a decline of 10% compared with the same period the prior year. Before the impact of changes in foreign exchange rates, and adjusted for the franchising of previously owned locations, international revenue would have increased by more than 3%. Industrial and construction equipment rental operations produced fourth quarter revenue of $126.4 million, an increase of nearly 12% over fourth quarter 1996.

"We are gratified at our sustained record performance and believe this trend will continue, supported by enhancements in our operations and innovations in customer service," said Frank A. Olson, Hertz Chairman and Chief Executive Officer.

The Hertz Corporation, headquartered in Park Ridge, New Jersey, operates approximately 5,500 rental locations throughout the U.S. and in approximately 140 foreign countries and approximately 150 equipment rental locations in the U.S. and Europe.


                       THE HERTZ CORPORATION
                  CONDENSED STATEMENT OF INCOME
                    (In Thousands of Dollars)
                            Unaudited


                                        Three Months               As % of
                                       Ended Dec. 31,           Total Revenue
                                    1997            1996       1997       1996

Revenue                           $   934,510   $  893,812     100.0%     100.0%
Expenses:
    Direct Operating                  450,472      448,156      48.2%      50.1%
    Depreciation of revenue
        earning equipment             248,821      232,746      26.6%      26.0%
    Selling, General and
        Administrative                110,871      104,231      11.9%      11.7%
    Interest - net                     69,788       74,815       7.5%       8.4%
       Total expenses                 879,952      859,948      94.2%      96.2%
Income before income taxes             54,558       33,864       5.8%       3.8%
Income taxes                           19,994       (2,214)      2.1%      -0.2%
Net income                          $  34,564   $   36,078       3.7%       4.0%
Net income per share
    Basic                               $0.32        $0.33
    Diluted                             $0.32        $0.33




                                         Twelve Months           As % of
                                         Ended Dec. 31,       Total Revenue
                                     1997            1996     1997      1996

Revenue                            $3,891,320    $3,668,383   100.0%   100.0%
Expenses:
    Direct Operating                1,826,720     1,795,157    46.9%    48.9%
    Depreciation of revenue
        earning equipment             979,560       892,678    25.2%    24.3%
    Selling, General and
        Administrative                439,558       425,179    11.3%    11.6%
    Interest - net                    302,212       298,800     7.8%     8.1%
       Total expenses               3,548,050     3,411,814    91.2%    93.0%
Income before income taxes            343,270       256,569     8.8%     7.0%
Income taxes                          141,652        97,950     3.6%     2.7%
Net income                         $   201,61   $   158,619     5.2%     4.3%
Net income per share
    Basic                               $1.86         $1.47
    Diluted                             $1.86         $1.46
